Exhibit 99.1
JDA Software Reports Substantial Earnings Growth in First Quarter 2007
Total Revenues Up 90% and Earnings Increase $5.2 Million
     Scottsdale, Ariz. — April 23, 2007 — JDA® Software Group, Inc. today announced financial results for the first quarter ended March 31, 2007. JDA reported total revenues of $90.7 million and software revenues of $17.0 million for first quarter 2007, compared to total revenues of $47.9 million and software revenues of $7.1 million for first quarter 2006. The Manugistics acquisition, which closed on July 5, 2006, added $36.5 million in revenues during first quarter 2007, which includes $4.2 million of software revenue.
     JDA reported adjusted non-GAAP earnings for first quarter 2007 of $0.28 per share, which excludes amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and a gain on the sale of an office facility, as compared to adjusted non-GAAP earnings per share of $0.07 for first quarter 2006, which excluded amortization of acquired software technology and intangibles and stock-based compensation. The Company reported GAAP net income for first quarter 2007 of $5.4 million or $0.16 per share, as compared to a GAAP net income of $487,000 or $0.02 per share in first quarter 2006. JDA report adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization) of $19.6 million for the first quarter of 2007 compared to $4.0 million for first quarter 2006.
     These earnings results are consistent with the preliminary first quarter 2007 results that JDA announced on April 16, 2007.
     “Exceeding financial expectations in our first quarter was an excellent way to start the year,” commented JDA CEO Hamish Brewer. “Our July 2006 acquisition of Manugistics has effectively repositioned JDA as one of a handful of long term leaders in this rapidly consolidating market. I believe these results also reflect our ongoing focus on improved execution in the field.”
     “We just completed FOCUS, our annual user conference. Once again this event surpassed expectations with 1,500 registered attendees representing companies from around the world. We asked our customers to do the talking and more than 100 customers and partners presented the real results that they have achieved with our products. They also told us unequivocally that they see significant additional value for their organizations with our new broader and richer solution offering,” said Brewer.
     The Company is currently in the process of completing its evaluation of the impact of the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes. The evaluation will be completed before the filing of our quarterly report on Form 10-Q. The adoption of FIN 48 will not impact the Company’s first quarter 2007 financial results; however, JDA does expect to record a cumulative-effect adjustment to beginning retained earnings for the differences between the amounts recognized in the statements of financial position prior to the adoption this pronouncement.

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First Quarter 2007 Highlights
•	Surge in New Software Deals: With 65% of its software revenues in first quarter coming from existing customers, JDA signed 93 new software deals during first quarter 2007, 35 more deals than in fourth quarter 2006 and 34 more deals than in first quarter 2006. Software deals in first quarter 2007 included one contract that exceeded $1.0 million and six deals that included multiple products. High profile customers that signed contracts during the first quarter 2007 included: Almacenes Exito; Big 5 Corp; Bluefly, Inc; Carlson Hotels Worldwide, Inc; Charlotte Russe Holding, Inc.; Circuit City Stores, Inc.; Corporate Express, Hallmark Cards, Inc.; Office Depot, Inc.; and Southern Co-operatives Limited.

•	Regional Sales Activity: JDA achieved positive quarter-over-quarter sales in all regions. Its Americas region closed $9.6 million in software license deals in the first quarter 2007, compared to $5.3 million in first quarter 2006. Europe, Middle East and Africa (EMEA) closed $5.4 million in software license deals during first quarter 2007 compared to $1.7 million in first quarter 2006. Asia Pacific closed $2.0 million in software license deals during the first quarter 2007 compared to $131,000 in first quarter 2006.

•	Strong Financial Position: JDA ended first quarter 2007 with $61.1 million in cash after paying off $15 million of debt, leaving a debt position of $126.1 million. This compares to $53.6 million in cash and cash equivalents at the end of fourth quarter 2006. DSOs were 89 days at the end of first quarter 2007, compared to 80 days at the end of fourth quarter 2006 and 81 days at the end of first quarter 2006. Cash flow from operations was $18.4 million in first quarter 2007 compared to $2.7 million in fourth quarter 2006 and $5.1 million in first quarter 2006.
Conference Call Information
     JDA will host a conference call at 4:45 Eastern time today to discuss earnings results for its first quarter ended March 31, 2007. To participate in the call, dial 1-888-694-4676 (United States) or 1-973-582-2737 (International) and ask the operator for the “JDA Software Group First Quarter 2007 Earnings Conference Call.” A replay of the conference call will begin April 23, 2007 at 7:45 pm Eastern time and will end on May 23, 2007 at 11:59 p.m. Eastern time. To hear the replay dial 1-877-519-4471 (United States) or 1-973-341-3080 (International) using pin number 8629066.
     To participate in the live Web cast of the call, go to the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00003D55. A replay of the Web cast will be available approximately 5 minutes after the conclusion of the event.
About JDA Software Group, Inc.
     JDA® Software Group, Inc. (Nasdaq:JDAS) is the enduring demand and supply chain partner to the world’s leading retailers, manufacturers and suppliers, helping 5,500 customers in more than 60

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countries realize real demand chain results. JDA has solidified a unique marketplace position, in that only JDA can offer a complete vertically-focused solution with the depth and breadth of capabilities necessary to enable the Customer-Driven Value Chain. JDA software solutions enable high-performance business process optimization and execution to achieve a connected view of the customer from raw materials flowing into production to end-consumer products at the shelf. With offices in major cities around the world, JDA employs the industry’s most experienced supply and demand chain experts to develop, deliver and support its solutions. For more information, visit www.jda.com, email info@jda.com or call 1-800-479-7382.

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, (i) our belief that the Manugistics acquisition has positioned us to be one of the long-term companies in our consolidating market; (ii) any implication that our efforts to improve field execution will result in improved future results; and (iii) any implication that our future results will improve because of new broader and richer products. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the possibility that the Manugistics acquisition may not be successful, and/or that we will not be one of the long-term companies in our highly competitive, consolidating market; (b) the possibility that we have not adequately improved field execution issues, or, in spite of such improvements, we will not be able to achieve improved future results; (c) the possibility that our new products will not improve our future results because customers do not achieve expected value or because of other reasons; and (d) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current Assets:
Cash	$61,103	$53,559
Accounts receivable, net	89,420	79,491
Deferred tax asset	16,704	16,736
Prepaid expenses and other current assets	19,228	17,011

Total current assets	186,455	166,797
Non-Current Assets:
Property and equipment, net	45,976	48,391
Goodwill	147,037	145,976
Other Intangibles, net:
Customer lists	154,975	158,519
Acquired software technology	33,943	35,814
Trademarks	4,271	4,691
Deferred tax asset	54,433	54,164
Other non-current assets	10,008	10,392

Total non-current assets	450,643	457,947

Total Assets	$637,098	$624,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,900	$4,843
Accrued expenses and other liabilities	44,661	47,183
Income tax payable	4,369	3,725
Current portion of long-term debt	3,281	3,281
Deferred revenue	84,333	66,662

Total current liabilities	142,544	125,694

Non-Current Liabilities:
Long-term debt.	122,813	137,813
Accrued exit and disposal obligations	23,471	20,885

Total non-current liabilities	146,284	158,698

Total Liabilities	288,828	284,392

Redeemable Preferred Stock	50,000	50,000
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 30,708,889 and 30,569,447 shares, respectively	307	305
Additional paid-in capital	277,337	275,705
Deferred compensation	(15)	(904)
Retained earnings	33,044	27,628
Accumulated other comprehensive loss	1,025	1,018

	311,698	303,752
Less treasury stock, at cost, 1,179,043 and 1,176,858 shares, respectively	(13,428)	(13,400)

Total stockholders’ equity	298,270	290,352

Total liabilities and stockholders’ equity	$637,098	$624,744

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JDA SOFTWARE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except earnings per share data, unaudited)

	Three Months Ended
	March 31,
	2007	2006
REVENUES:
Software licenses	$17,028	$7,143
Maintenance services	44,478	21,653

Product revenues	61,506	28,796
Consulting services	26,749	17,408
Reimbursed expenses	2,462	1,649

Service revenues	29,211	19,057
Total revenues	90,717	47,853

COST OF REVENUES:
Cost of software licenses	465	392
Amortization of acquired software technology	1,871	1,253
Cost of maintenance services.	11,053	5,963

Cost of product revenues	13,389	7,608
Cost of consulting services	21,274	12,054
Reimbursed expenses	2,462	1,649

Cost of service revenues	23,736	13,703
Total cost of revenues	37,125	21,311

GROSS PROFIT	53,592	26,542
OPERATING EXPENSES:
Product development	13,787	10,758
Sales and marketing	14,808	8,216
General and administrative	10,576	6,965
Amortization of intangibles	3,963	893
Restructuring charge	4,044	—
Gain on sale of office facility	(4,128)	—

Total operating expenses	43,050	26,832

OPERATING INCOME (LOSS)	10,542	(290)
Interest expense and amortization of loan fees	(3,450)	(53)
Interest income and other, net	669	983

INCOME BEFORE INCOME TAX PROVISION	7,761	640
Income tax provision	2,345	153

NET INCOME	$5,416	$487

BASIC EARNINGS PER SHARE	$.16	$.02

DILUTED EARNINGS PER SHARE	$.16	$.02

SHARES USED TO COMPUTE:
Basic earnings per share	33,069	29,105

Diluted earnings per share	33,563	29,674

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended
	March 31,
	2007	2006
NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA
Operating income (loss) (GAAP BASIS)	$10,542	$(290)
Adjustments for non-GAAP measures of performance:
Add back amortization of acquired software technology	1,871	1,253
Add back amortization of intangibles	3,963	893
Add back restructuring charges	4,044	—
Less gain on sale of office facility	(4,128)	—

Adjusted non-GAAP operating income	$16,292	1,856
Add back depreciation	2,399	1,938
Add back stock-based compensation	888	217

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$19,579	$4,011

NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA, as a percentage of revenue
Operating income (loss) (GAAP BASIS)	12%	(1%)
Adjustments for non-GAAP measures of performance:
Amortization of acquired software technology	2%	3%
Amortization of intangibles	4%	2%
Restructuring charges	4%	—%
Gain on sale of office facility	(4%)	—%
Adjusted non-GAAP operating income	18%	4%
Depreciation	3%	4%
Stock-based compensation	1%	—%
Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	22%	8%
NON-GAAP EARNINGS PER SHARE
Income before income tax provision	$7,761	$640
Amortization of acquired software technology	1,871	1,253
Amortization of intangibles	3,963	893
Restructuring charges	4,044	—
Stock-based compensation	888	217
Gain on sale of office facility	(4,128)	—

Adjusted income before income taxes	14,399	3,003
Adjusted income tax expense	5,040	1,051

Adjusted net income	$9,359	$1,952

Adjusted non-GAAP diluted earnings per share	$0.28	$0.07

Shares used to compute non-GAAP diluted earnings per share	33,563	29,674

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	Three Months Ended
	March 31,
	2007	2006
CASH FLOW INFORMATION
Net cash provided by operating activities	$18,418	$5,067
Net cash used in investing activities:
Payment of direct costs related to acquisitions	$(2,305)	$(119)
Purchase of property and equipment	(2,536)	(742)
Proceeds from disposal of property and equipment	6,801	13
Net (purchases) sales and maturities of marketable securities	—	(6,526)
Payments received on promissory note receivable	—	1,213

	$1,960	$(6,161)

Net cash provided by financing activities:
Issuance of common stock under equity plans	$1,543	$894
Principal payments on term loan agreement	(15,000)	—
Other, net	64	(41)

	$(13,393)	$853